EXHIBIT 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Stacy Feit
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO PRESENT AT THE

RAYMOND JAMES 40th ANNUAL INSTITUTIONAL INVESTORS CONFERENCE

Calabasas Hills, Calif., – February 19, 2019 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today announced that it will present at the Raymond James 40th Annual Institutional Investors Conference in Orlando, Florida on March 5, 2019 at 7:30 a.m. Eastern Time.

David Gordon, President, and Matthew Clark, Executive Vice President and Chief Financial Officer, will present on behalf of the Company.

The presentation will be webcast on the Company’s website at investors.thecheesecakefactory.com. A replay of the webcast will be available for seven days following the live presentation.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale, casual-dining segment in 1978 with the introduction of its namesake concept. The Company, through its subsidiaries, owns and operates 217 full-service, casual-dining restaurants throughout the United States, including Puerto Rico, and Canada, comprised of 201 restaurants under The Cheesecake Factory® mark; 14 restaurants under the Grand Lux Cafe® mark; and two restaurants under the RockSugar Southeast Asian Kitchen® mark. Internationally, 21 The Cheesecake Factory® restaurants operate under licensing agreements. The Company’s bakery division operates two bakery production facilities, in Calabasas Hills, CA and Rocky Mount, NC, that produce quality cheesecakes and other baked products for its restaurants, international licensees and third-party bakery customers. In 2019, the Company was named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the sixth consecutive year. To learn more about the Company, visit www.thecheesecakefactory.com.

FORTUNE and FORTUNE 100 Best Companies to Work For® are registered trademarks of Time Inc. and are used under license.  From FORTUNE Magazine, March 1, 2019 ©2019 Time Inc. Used under license. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

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The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100